Exhibit T3B.14
COMMONWEALTH OF THE BAHAMAS
New Providence
The International Business Companies Act, 2000
(No. 45 of 2000)
MEMORANDUM OF ASSOCIATION
OF
DEGREES LIMITED
GTC CORPORATE SERVICES LIMITED
Sassoon House
Shirley Street
Nassau, New Providence
The Bahamas

COMMONWEALTH OF THE BAHAMAS
MEMORANDUM OF ASSOCIATION
OF
DEGREES LIMITED
INTERNATIONAL BUSINESS COMPANIES ACT, 2000
(No. 45 of 2000)
COMPANY LIMITED BY SHARES

I.	The name of the Company is DEGREES LIMITED.

II.	The Registered Office of the Company is situate at the offices of GTC Corporate Services Limited, Sassoon House, Shirley Street and Victoria Avenue in the City of Nassau in the Island of New Providence one of the Islands in the Commonwealth of The Bahamas and its postal address is P.O. Box SS-5383, Nassau, The Bahamas.

III.	The Registered Agent of the Company is GTC Corporate Services Limited, whose address is Sassoon House, Shirley Street and Victoria Avenue in the City of Nassau in the Island of New Providence in the Commonwealth of The Bahamas and whose postal address is P.O. Box SS-5383, Nassau, The Bahamas.

IV.	The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in the Commonwealth of The Bahamas.

V.	The liability of the members is limited.

VI.	This Memorandum may be amended at any time and from time to time by Resolution of Directors or Members.

VII.	The authorized capital of the Company is Five thousand dollars in the currency of the United States of America (US$5,000.00) divided into Five thousand (5,000) Ordinary Shares having a par value of One dollar (US$1.00) each, with power to divide the shares in the capital for the time being into several classes and series and with power to increase or reduce the capital and to issue any of the shares in the capital (whether original, increased or reduced) with or subject to any preferential, special or qualified designations, powers, rights, qualifications, limitations, restrictions or conditions as regards dividends, redemption, repayment of capital, voting or otherwise, as the Members or Directors of the Company may from time to time by Resolution designate.

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VIII.	The shares in the capital of the Company shall be issued in the currency of the United States of America.
The persons whose names and addresses are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association.

NAMES, ADDRESSES AND DESCRIPTIONS OF
SUBSCRIBERS

1.	GRAHAMCO LIMITED,	2.	NOMCO LIMITED,
	Nassau, Bahamas,		Nassau, Bahamas,
	by its representative,		by its representative,
	Dianne C. Knowles,		Michelle M. Pindling-Sands
	Manager,		Attorney-at-Law,
	P. O. Box SS-5383,		P. O. Box SS-5383,
	Nassau Bahamas.		Nassau, Bahamas.

	/s/ Dianne C. Knowles		/s/ Michelle M. Pindling-Sands

	Dianne C. Knowles		Michelle M. Pindling-Sands

DATED: this 5th day of March A.D., 2007.

WITNESS:	/s/ ILLEGIBLE

COMMONWEALTH OF THE BAHAMAS

Registrar General’s Department
I certify the foregoing to be a true copy of the original document.
/s/ ILLEGIBLE

Registar General

MAR 06 2007

COMMONWEALTH OF THE BAHAMAS
New Providence
International Business Companies Act, 2000
(No. 45 of 2000)
ARTICLES OF ASSOCIATION
OF
DEGREES LIMITED
GTC CORPORATE SERVICES LIMITED
Sassoon House
Shirley Street
Nassau, New Providence
The Bahamas

COMMONWEALTH OF THE BAHAMAS

ARTICLES OF ASSOCIATION OF
DEGREES LIMITED
INTERNATIONAL BUSINESS COMPANIES ACT, 2000
(No. 45 of 2000)
COMPANY LIMITED BY SHARES

1.	In the interpretation of these presents, unless there is something in the subject or context inconsistent therewith:-

“the Act” means the International Business Companies Act, 2000 (No. 45 of 2000) of The Bahamas as amended from time to time;

“The Bahamas” means the Commonwealth of The Bahamas;

“Resolution of Directors” and “Resolution of Members” have the meanings assigned thereto respectively by the Act;

“the Directors” means the Directors for the time being;

“the Office” means the registered office for the time being of the Company;

“the Register of Directors and Officers” means the Register of Directors and Officers to be kept pursuant to Section 44(1) of the Act;

“the Register of Members” means the Register of Members to be kept pursuant to Section 29 (1) of the Act;

“month” means calendar month;

“in writing” and “written” include printing, lithography and other modes of representing or reproducing words in a visible form. Words importing the singular number also include the plural number and vice versa;

Words importing persons include corporations.

REGISTERED SHARES
2.	The whole of the unissued shares of the Company for the time being shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the Directors think fit. Subject to the provisions of Section 32 of the Act, any shares may be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Resolution of Directors determine.

3.	Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by Act required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

4.	If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but service of notices on the first named upon the Register of Members shall be deemed proper service to all joint holders. Any of such persons may give effectual receipts for dividends.

5.	For the purposes of a quorum, joint holders of any shares shall be considered as one number.

6.	Certificates in respect of shares shall be issued and the signatures of all persons empowered to sign such certificate by Section 28(2) of the Act and likewise the Common Seal of the Company on such certificates may be stamped thereon. In case any person who has signed or whose facsimile signature has been stamped on such certificate shall have ceased to be a Director or Officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such Director or Officer at the date of its issue.

7.	Every Member shall be entitled to one certificate for all the shares registered in his name or to several certificates, each for one or more of such shares. Every certificate of shares shall specify the number of shares in respect of which it is issued and the amount paid up thereon.

8.	If any certificate be worn out or defaced then, upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors may deem adequate being given, a new certificate in lieu thereof shall be given to the parties entitled to such lost or destroyed certificate.

9.	The certificate of shares registered in the names of Two (2) or more persons shall be delivered to the person first named in the Register of Members.

TRANSFER OF REGISTERED SHARES
10.	The instrument of transfer (which need not be under Seal) of any share in the Company shall be executed by the transferor and contain the name and address of the transferee and the transferor shall be deemed to remain a holder of such share until the name of the transferee is entered in the Register of Members in respect thereof.

11.	Subject to such restrictions contained in these Articles as may be applicable, any Member may transfer all or any of his shares by instrument in writing in any usual or common form or any form which the Directors may approve.

12.	The Directors may decline to register any transfer of shares without assigning any reason therefor.

13.	No transfer shall be made to an infant or to a person of unsound mind.

14.	The transfer books and the Register of Members may be closed at such times and for such reasonable periods as the Directors may from time to time determine.

15.	Every instrument of transfer shall be left at the Office of the Company for registration, accompanied by the certificate or certificates representing the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares.
TRANSMISSION OF REGISTERED SHARES
16.	The legal representatives of a deceased Member (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to such deceased Member’s shares and, in case of the death of any one or more of the joint holders of any registered shares, the survivor or survivors shall be the only person or persons recognized by the Company as having any title to or interest in such shares.

17.	Subject to the provisions of Section 31 of the Act, any person becoming entitled to any shares in consequence of the death of any Member or in any other way than by transfer may, with the consent of the Directors and upon the production of such evidence as may from time to time be required by the Directors, be registered as a Member or, subject to the provisions as to transfers herein before contained, may transfer such shares to some other person by executing to the latter an instrument of transfer.
BORROWING POWERS
18.	The Directors may from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

19.	The Directors may raise or secure the payment or repayment of such money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture stock, perpetual or otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

20.	Debentures, debenture stock and other securities may be made assignable, free from any equities, between the Company and the person to whom the same may be issued.
GENERAL MEETINGS

21.	(1)	General Meetings shall be held at such time and place either within or outside The Bahamas as the Directors may determine.

	(2)	The Directors shall give not less than Seven (7) days written notice of meetings of Members to those persons whose names on the date of notice appear as Members in the Register of Members.
PROCEEDINGS AT GENERAL MEETINGS OF MEMBERS
22.	No business shall be transacted at any general meeting of the Members unless a quorum is present. A quorum shall consist of one or more Members, present in person or by proxy, holding more than Fifty percent (50%) of the issued shares of the Company.

23.	If, within one hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place; and if at such adjourned meeting a quorum is not present, those Members who are present shall be a quorum and may transact the business for which the meeting was called.

24.	The Chairman of the Board of Directors, if any, shall preside as Chairman at every meeting of the Members or, if there is no such Chairman, the Directors present shall elect one of their number to be Chairman of the meeting.

25.	In the absence of the Chairman of the Board of Directors, if any, or if no Director is present or no Director is willing to act as Chairman, the Members present shall choose one of their number to be Chairman.

26.	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

27.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall, both on a show of hands and at the poll, have a casting vote in addition to the vote or votes to which he may be entitled as a Member.

28.	(1)	At any general meeting of the Members, unless a poll is demanded by a Member present in person or by proxy, a declaration by the Chairman that a Resolution has been carried and an entry to that effect in the book of proceedings of the Members shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such Resolution.

(2)	If a quorum be present which is represented by only one person then such person may resolve any matter and a minute signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of Members.
29.	If a poll is demanded it shall be taken in such manner as the Chairman shall reasonably direct and the result of such poll shall be deemed to be the Resolution of the Members.
VOTES OF MEMBERS
30.	An action that may be taken by Members at a meeting of Members may also be taken by a resolution of all Members consented to in writing or by telex, telegram, telefax, cable or other written electronic communication, without the need for any notice.

31.	Every Member holding voting shares shall either in person or by proxy have one vote on a show of hands and on a poll shall have one vote for every voting share held. Where a corporation, being a Member, wishes to be present, it must be represented by a proxy; such proxy shall be entitled to vote for such corporation on a show of hands and also on a poll.

32.	If any Member is a lunatic or idiot, he may vote by any person appointed by a Court of competent jurisdiction as his legal curator.

33.	Votes may be given either personally or by permanent or ad hoc proxy.

34.	The following provisions apply in respect of joint ownership of shares:
(1)	if Two (2) or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(2)	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(3)	if Two (2) or more are present in person or by proxy, they shall vote as one.
35.	No Member shall be entitled to be present or to vote on any question, either personally or by proxy or as a proxy for another Member, at any meeting or upon a poll or be reckoned in a quorum, whilst any sum shall be due and payable to the Company in respect of any of the shares of such Member.

36.	The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if such appointor is a corporation with a Common Seal, under such Common Seal or, if such corporation has not by its regulations any such Seal, then in such manner as may be acceptable to the Directors. A proxy need not be a Member of the Company.

37.	The instrument appointing a proxy shall be deposited with the Secretary before or at the meeting for which it is to be used and, if permanent, may be recorded with the Secretary.

38.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or revocation of the proxy or transfer of the shares in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer shall have been received before the meeting.

39.	An instrument appointing a proxy shall be in the following form or as near thereto as circumstances admit:-

I, of being a Member of hereby appoint of as my proxy to vote for me and on my behalf at the meeting of the Members to be held on the day of and at any adjournment thereof.

As witness my hand this day of Signed by the said
OFFICERS
40.	The Officers of the Company shall be appointed by the Directors and may consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer and such other Officers as the Members or the Directors may from time to time think necessary, and such other officers shall perform such duties as may be prescribed by the Directors. They shall hold office until their successors are appointed, but any Officer may be removed at any time by Resolution of Members or of Directors. If any office becomes vacant the Members in general meeting or the Directors may fill the same.

41.	Any person may hold more than one of these offices and no Officer need be a Member of the Company.
PRESIDENT
42.	The President shall perform such duties as may be prescribed by these Articles, or by Resolution of Members or of Directors.
VICE-PRESIDENT
43.	A Vice-President, in the absence or disability of the President, may perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed by these Articles, or by Resolution of Members or Directors.

TREASURER
44.	The Treasurer shall perform such duties as may be prescribed by these Articles, or by Resolution of Members or of Directors and, if and when directed so to do by Resolution of Members or of Directors, shall keep full and accurate accounts of the receipts and disbursements of the Company and shall render to the Directors at regular meetings of the Directors, or whenever they may require it, a statement of the financial condition of the Company.
SECRETARY
45.	The Secretary shall attend and keep the minutes of the meetings of the Members and of the Directors. He shall also summon meetings and keep such other books and records of the Company and the Directors as may be required by Resolution of Members or of Directors and perform such other duties as may be prescribed by these Articles, or by Resolution of Members or of Directors.
THE SEAL
46.	The Company may have more than One (1) Seal and references herein to the Seal shall be references to every Seal, which shall have been adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of the Directors or of a Committee of the Directors authorized by the Directors for that purpose. Unless otherwise determined by a resolution of the Directors, every instrument to which the Seal is to be affixed shall be executed on behalf of the Company by the President or a Vice-President or a Director signing the same and affixing thereto the Seal of the Company in the presence of the Secretary or another Director or another Officer who shall sign the instrument as witness; provided that in the case of certificates of title to shares the provisions of Article 7 and of Section 28(2)(b) of the Act shall apply.
DIRECTORS

47.	(1)	Each of the first Directors of the Company shall be elected by the subscribers to the Memorandum of Association and shall hold office for the time, if any, fixed by Resolution of the Members or Directors or until his earlier death, resignation or removal. The Directors shall be not less than One (1) nor more than Seven (7) in number.

	(2)	The Company shall keep the Register of Directors and Officers, which shall contain: (a) the names and addresses of the persons who are directors and officers of the Company; (b) the date on which each person whose name is entered in the Register of Directors and Officers was appointed as a director or officer of the Company; and (c) the date on which each person as a director or officer ceased to be a Director or Officer of the Company.

(3)	The Register of Directors and Officers shall be kept at the Office and a certified copy thereof (with any changes thereto) shall be filed with the Registrar of Companies.
48.	A Director replaced by Resolution of the Members or the Directors may be re-appointed as a Director of the Company on a subsequent date.

49.	A Director need not be a Member of the Company and no shareholding qualification shall be necessary to qualify a person as a Director.

50.	The remuneration, if any, of the Directors shall from time to time be determined by the Members in general meeting at any time and such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all traveling, hotel and other expenses properly incurred in attending and traveling to and returning from meetings of the Directors or of any Committee of the Directors or general meetings of the Members or in connection with the business of the Company.

51.	The office of a Director shall ipso facto be vacated:-
(1)	if he becomes bankrupt or suspends payment to or compounds with his creditors;

(2)	if he becomes lunatic or of unsound mind or all the other Directors shall have unanimously resolved that he is physically or mentally incapable of performing the functions of a Director;

(3)	if by notice in writing to the Company he resigns his office;

(4)	if he dies;

(5)	if he fails to make proper disclosure under the provisions of Section 56 of the Act; or

(6)	if he is removed by Resolution of Members, with or without cause, or if his resignation in writing is requested by the remaining Directors (being not less than Three (3) in number).
52.	The continuing Directors may act notwithstanding any vacancy in their body. However, so long as their number is reduced below the number fixed by or established pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purposes of increasing the number of Directors to the number necessary to constitute a quorum or to the minimum number fixed by Article 48 or of summoning a general meeting of the Members, but for no other purpose.

53.	Any casual vacancy in the Board of Directors may at any time be filled by the Directors, but every person so chosen shall retain office so long only as the vacating Director would have retained the same if no vacancy had occurred.

54.	The Directors or the Members in general meeting shall have power at any time, and from time to time, to elect any person as a Director as an addition to the Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed as above.
ALTERNATE DIRECTORS
55.	Any Director may at any time appoint any person approved by the Directors to be an alternate Director of the Company and may at any time remove any alternate Director so appointed by him. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, but shall otherwise be subject to the provisions of these presents with regard to Directors. An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to perform all the functions of his appointor as a Director in the absence of such appointor. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director. All appointments and removals of alternate Directors shall be effected in writing under the hand of the Director making or revoking such appointment and lodged with the Secretary at the Office and shall be disclosed and notified to the Registrar of Companies.
MANAGING DIRECTOR
56.	The Members in general meeting or the Directors may from time to time appoint one or more of the Directors to be a Managing Director or Managing Directors of the Company either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

57.	The remuneration of a Managing Director shall from time to time be fixed by the Members or the Directors and may be by way of salary or commission or participation in profits or by any or all of those modes.

58.	The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these presents by the Directors as they think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for all or any of the powers of the Directors in that behalf, provided that the Managing Director shall not be able to pass a Resolution of Directors; and may from time to time revoke, withdraw or vary all or any of such powers.
PROCEEDINGS OF DIRECTORS
59.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit and may determine the quorum necessary for the transaction of business. Until otherwise determined, Two (2) Directors shall be a quorum. Each Director shall be given not less than Two (2) days notice of meetings of Directors.

60.	The Chairman of the Board of Directors, if any, shall preside at all meetings of the Directors or, if there is no such Chairman, the Directors present shall choose someone of their number to be the Chairman of the meeting, In the absence of the Chairman of the Board of Directors, the Directors present shall choose someone of their number to be Chairman of the meeting.

61.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the regulations of the Company for the time being vested in or exercisable by the Directors generally.

62.	A Director may at any time convene a meeting of the Directors. Questions arising at any meeting shall be decided by a majority of votes and, in case of an equality of votes, the
Chairman shall have a second or casting vote.

63.	A Director shall be deemed to be present at a meeting of Directors if: (1) he participates by telephone or other electronic means; and (2) all Directors participating in the meeting are able to hear each other and recognise each other’s voice.

64.	The Directors may by resolution delegate any of their powers to committees each consisting of one or more Directors of their body as they think fit. Any Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be made or imposed upon it by the Directors except that no Committee has any power or authority with respect to the matters requiring a resolution of Directors.

65.	The meetings and proceedings of any such Committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto, and not superseded by any regulations made by the Directors under the last preceding Article.

66.	All acts done by any meeting of the Directors, or of a Committee of Directors or by any person acting as a Director, shall, notwithstanding that it afterwards be discovered that there was some defect in the election of any such Director or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as though every such person had been duly elected and was qualified to be a Director.

67.	(1)	A Resolution in writing signed by a majority of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted and may consist of several documents in like form (though they may differ by the means by which they are communicated).
	(2)	If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the

Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a Written Consent of all matters transacted requiring a resolution of directors. Such a Written Consent shall constitute sufficient evidence of such resolution for all purposes.

68.	If any Director, being willing, shall be called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, the Company shall remunerate the Director for so doing by a fixed sum or by percentage of profits or otherwise as may be determined by the Members or the Directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.
POWERS OF DIRECTORS
69.	The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts as expressly directed or required to be exercised or done by Resolution of Members, but subject nevertheless to the provisions of the Act and of these presents.

70.	Without prejudice to the general powers conferred by the last preceding Article and the other powers conferred by these presents, it is hereby expressly declared that the
Directors shall have the following powers, that is to say:-
(1)	To pay the costs, charges and expenses preliminary and incidental to the continuation, promotion, formation, establishment and registration of the Company under the Act.

(2)	To purchase or otherwise acquire for the Company any property (real or personal), rights or privileges which the Company is authorized to acquire at such price and generally on such terms and conditions as they think fit.

(3)	Subject to Section 80 of the Act, to sell, exchange, assign or otherwise dispose (with or without valuable consideration) of all or any of the property (real or personal) of the Company and to sign, seal, execute and deliver conveyances, transfers and assignments of any property so sold, exchanged, assigned or otherwise disposed of.

(4)	At their discretion to pay for any property, rights or privileges acquired by or services rendered to the Company either wholly or partially in cash or in shares, bonds, debenture or other securities of the Company; and any such shares shall be issued as fully paid up; and any such bonds, debentures or other securities may be either specifically charged upon all or any part of the property of the Company or not so charged.

(5)	To secure fulfillment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company for the time being or in such other manner as they think fit.

(6)	To institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its Officers or otherwise concerning the affairs of the Company; and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(7)	From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit and in particular by power of attorney to appoint any persons to be attorneys or agents of the Company with such powers (including power to subdelegate) and upon such terms as may be thought fit.

(8)	To invest and deal with any of the moneys of the Company not immediately required for the purposes of the Company and upon such securities and in such manner as they may think fit and from time to time to vary or realize such investments.

(9)	To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name of and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company.
DIVIDENDS
71.	Subject to the rights and interests of the holders of any other class of share that may be created, the profits of the Company shall be divisible among the Ordinary Shareholders in proportion to the capital paid up on the shares held by them respectively.

72.	Subject to the provisions of Section 35 of the Act, the Directors may from time to time declare and pay to the Members entitled thereto such dividends as appear to the Directors to be justified.

73.	Unless otherwise directed, any dividend may be paid by cheque or warrant or bank transfer order and, in the case of a cheque or warrant, may be sent through the post to the registered address of the Member entitled thereto or, in the case of joint holders, to the registered address of that holder, whose name stands first on the Register of Members in respect of the joint holding, and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.
RESERVES
74.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve fund to meet contingencies or for equalizing dividends or for special dividends or bonuses or the redemption of Shares or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company and may invest the several sums so set aside upon such investments as they may think fit and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company and may divide the reserve fund into such special funds as they think fit and employ the reserve fund or any part thereof in the business of the Company and that without being bound to keep the same separate from the other assets.
CAPITALISATION OF PROFITS AND RESERVES
75.	The Directors may resolve that it is desirable to capitalize any undivided profits of the Company not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend (including profits carried and standing to the credit of any reserve or reserves or other special account) and accordingly that the Directors appropriate the profits resolved to be capitalized to the Members in the proportions in which such profits would have been divisible amongst them had the same been applied in paying dividends instead of being capitalized and to apply such profits on their behalf in paying up in full unissued shares, debentures or securities of the Company of a nominal amount equal to such profits, such shares, debentures or securities to be allotted and distributed, credited as fully paid up, to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other; Provided that the capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members as fully paid.

76.	Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby and all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of fractional shares or by payment in cash or otherwise as they think fit in the case of shares, debentures or securities becoming distributable in fractions and also to authorize any person to enter, on behalf of all the Members interested, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or securities to which they may be entitled upon such capitalization; and any agreement made under such authority shall be effective and binding on all such Members.
ACCOUNTS

77.	(1)	The Directors shall cause true accounts of the receipts and disbursements of cash and of the assets and liabilities of the Company to be kept at the Office of the Company or at such other place as the Directors may from time to time appoint and, subject to any reasonable restrictions as to the time and manner of inspecting the same that may be imposed by the Directors, such accounts shall be open to the inspection of the Members during the hours of business.

	(2)	When called upon to do so by Members holding Fifty-one percent (51%) or more of the issued voting capital the Directors shall lay before the Members in general meeting:-
(a)	a Statement of Income and Expenditure for the past year, and

(b)	a Balance Sheet containing a summary of the assets and liabilities of the Company,

both such Statement and Balance Sheet being made up to a date not more than six months before such meeting.
AUDIT
78.	The Directors shall make all necessary arrangements for the audit from time to time as they see fit of the books and accounts of the Company.
NOTICES
79.	A notice may be served by the Company upon any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address.

80.	All notices directed to be given to the Members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first on the Register of Members; and the notice so given shall be sufficient notice to all the holders of such shares.

81.	The signature to any such notice to be given by the Company may be written, typewritten or printed.

82.	Any notice, if served by post, shall be deemed to have been served at the time when in the ordinary course of post the letter containing the same would be delivered; and in proving such notice it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the post office.

83.	Any Member or Director may waive the right to receive notices by an instrument in writing signed by him before, at or after any meeting.
INDEMNITY
84.	Save and except so far as the provision of this Article shall be avoided by any provision of the Act, the Directors, Secretary and other Officers for the time being of the Company and the Trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them and every one of their heirs, executors and administrators shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses (including reasonable legal fees) which they or any of them, their or any of their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts except such (if any) as they shall incur or sustain through or by their own willful neglect or default respectively and none of them shall be answerable for the acts, receipts or defaults of the other or others of them or for joining in any receipt for the sake of conformity or for any bankers or other person with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody or for the insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out or invested or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts or in relation thereto except the same shall happen by or through their own willful neglect or default respectively; Provided that such Directors, Secretary, other Officer and Trustees (if any) acted honestly and in good faith with a view to the best interests of the Company.
AMENDMENT
85.	The Directors or Members may from time to time amend the Memorandum of Association or these Articles of Association by Resolution.
IN WITNESS WHEREOF WE, the Subscribers to the Memorandum of Association, have hereunto subscribed our names this 5th day of March A. D., 2007.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

1.	GRAHAMCO LIMITED,	2.	NOMCO LIMITED,
	Nassau, Bahamas, by		Nassau, Bahamas, by
	by its representative,		by its representative,
	Dianne C. Knowles,		Michelle M. Pindling-Sands,
	Manager,		Attorney-at-Law,
	P.O. SS-5383,		P.O. BoxBox SS-5383,
	Nassau, Bahamas.		Nassau, Bahamas

	/s/ Dianne C. Knowles		/s/ Michelle M. Pindling-Sands

	Dianne C. Knowles		Michelle M. Pindling-Sands

WITNESS:	/s/ ILLEGIBLE

COMMONWEALTH OF THE BAHAMAS
Registrar General’s Department
I certify the foregoing to be a true copy of the original document

/s/ ILLEGIBLE

Deputy Registar General